Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

Roper Industries Announces Record Second Quarter Results

Diluted Earnings Per Share of $1.56
Strong Organic Revenue Growth and Margin Performance

Sarasota, Florida, July 28, 2014 ... Roper Industries, Inc. (NYSE: ROP), a diversified technology company, reported financial results for the second quarter ended June 30, 2014.

Roper reports results, including revenue, operating profit, net income and diluted earnings per share, on a GAAP and adjusted basis.  Adjusted measures are reconciled to the corresponding GAAP measures at the end of this release.

Second quarter diluted earnings per share (DEPS) were $1.56, a 41% increase over last year's GAAP DEPS and a 19% increase over last year's adjusted DEPS.  Net earnings for the second quarter were $157 million.  Second quarter revenue was $885 million, a 13% increase over last year's GAAP revenue and 10% higher than last year's adjusted revenue.  Operating profit was $247 million and represented 27.9% of revenue.  Orders increased 5% to $874 million.

Operating cash flow in the quarter was $141 million. Year-to-date operating cash flow was $353 million, an increase of 14% over the prior year and represented 21% of revenue. Year-to-date free cash flow was $333 million, a 15% increase over the prior year.

"Our businesses performed exceptionally well in the quarter, with record second quarter performance for orders, revenue, operating profit and EBITDA," said Brian Jellison, Roper's Chairman, President and CEO.  "We generated 8% organic growth in the quarter and all segments grew organically, led by double-digit growth in both our Medical and RF segments.  Our continued growth in high margin businesses resulted in exceptional margin performance, as gross margin reached 59.1% and EBITDA margin was 33.3%."

On July 2nd, Roper completed a small acquisition, FoodLink®, a provider of traceability and commerce solutions to the fresh food industry.  This acquisition expands and builds upon Roper's leading position providing collaborative trading and web solutions to the food industry.

2014 Guidance Update

As a result of its second quarter performance, Roper is increasing its full year diluted earnings per share guidance from $6.22 - $6.36 to $6.27 - $6.37.  Third quarter diluted earnings per share is expected to be $1.49 - $1.53. The company's guidance excludes the impact of future acquisitions.

Use of Non-GAAP Financial Information

The company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making.  Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables.  The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1:  Q2 Revenue Growth Detail
	Revenue	V%
Q2 2014 GAAP Revenue	$885

Q2 2013 GAAP Revenue	$784	13%
Purchase Accounting Adjustment for Acquired Revenue (MHA and Sunquest)	21
Q2 2013 Adjusted Revenue	$805	10%

Components of Adjusted Revenue Growth
Organic		8%
Acquisitions		2%
Foreign Exchange		-%
Total Growth		10%

Table 2:  Free Cash Flow Reconciliation
	Q1 2014	Q2 2014	YTD 2014	YTD 2013	YTD V%
Operating Cash Flow	$212.6	$140.5	$353.1	$311.0	14%
Less: Capital Expenditures	(10.5)	(10.1)	(20.6)	(21.9)
Rounding	0.1	---	0.1	---
Free Cash Flow	$202.2	$130.4	$332.6	$289.1	15%

Table 3:  EBITDA Reconciliation
Q2 2014
Revenue (A)	$885

Net Earnings	$157
Add: Interest Expense	$20
Add: Income Taxes	$69
Add: Depreciation	$10
Add: Amortization	$38
Rounding	$ 1
EBITDA (B)	$295

% of Revenue (B) / (A)	33.3%

Table 4:  Reconciliation of Q2 2013 GAAP DEPS to Adjusted DEPS
	Diluted Earnings Per Share	V%
Q2 2014 GAAP DEPS	$1.56

Q2 2013 GAAP DEPS	$1.11	41%
Add: Purchase Accounting Adjustment for Acquired Revenue (Sunquest, MHA)	$0.14
Add: Special Charge for Vendor-Supplied Component Quality Issue	$0.06
Q2 2013 Adjusted DEPS	$1.31	19%

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, July 28, 2014.  The call can be accessed via webcast or by dialing +1 888-539-3612 (US/Canada) or +1 719-325-2454, using confirmation code 5365091.  Webcast information and conference call materials will be made available in the Investors section of Roper's website (www.roperind.com) prior to the start of the call. Telephonic replays will be available for up to two weeks by calling +1 719-457-0820 and using the access code 5365091.

About Roper Industries

Roper Industries is a diversified technology company and is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper provides engineered products and solutions for global niche markets, including software information networks, medical, water, energy, and transportation. Additional information about Roper is available on the company's website at www.roperind.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations.  Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	June 30,	December 31,
ASSETS	2014	2013

CURRENT ASSETS:
Cash and cash equivalents	$565,282	$459,720
Accounts receivable	518,378	519,075
Inventories	212,050	204,923
Unbilled receivable	106,788	86,945
Deferred taxes	63,804	64,464
Other current assets	58,223	38,210
Total current assets	1,524,525	1,373,337

PROPERTY, PLANT AND EQUIPMENT, NET	116,394	117,310

OTHER ASSETS:
Goodwill	4,551,535	4,549,998
Other intangible assets, net	1,966,143	2,039,136
Deferred taxes	25,639	28,773
Other assets	77,910	76,427
Total other assets	6,621,227	6,694,334

TOTAL ASSETS	$8,262,146	$8,184,981

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$147,661	$150,313
Accrued compensation	97,847	107,953
Deferred revenue	216,106	209,332
Other accrued liabilities	154,910	153,712
Income taxes payable	-	4,275
Deferred taxes	7,764	6,490
Current portion of long-term debt	10,984	11,016
Total current liabilities	635,272	643,091

NONCURRENT LIABILITIES:
Long-term debt	2,233,809	2,453,836
Deferred taxes	755,842	783,805
Other liabilities	89,208	91,199
Total liabilities	3,714,131	3,971,931

STOCKHOLDERS' EQUITY:
Common stock	1,020	1,013
Additional paid-in capital	1,292,466	1,229,233
Retained earnings	3,223,818	2,959,196
Accumulated other comprehensive earnings	50,075	43,083
Treasury stock	(19,364)	(19,475)
Total stockholders' equity	4,548,015	4,213,050

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,262,146	$8,184,981

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

Net sales	$885,175	$784,010	$1,719,227	$1,521,145
Cost of sales	361,993	338,503	707,109	654,062

Gross profit	523,182	445,507	1,012,118	867,083

Selling, general and administrative expenses	276,516	265,761	542,052	502,160

Income from operations	246,666	179,746	470,066	364,923

Interest expense	19,512	22,361	39,339	43,219
Other income/(expense)	(930)	2,536	490	44

Earnings from continuing operations before
income taxes	226,224	159,921	431,217	321,748

Income taxes	68,863	48,568	126,630	85,481

Net Earnings	$157,361	$111,353	$304,587	$236,267

Earnings per share:
Basic	$1.58	$1.12	$3.05	$2.39
Diluted	$1.56	$1.11	$3.02	$2.36

Weighted average common and common
equivalent shares outstanding:
Basic	99,881	99,089	99,720	98,983
Diluted	100,823	100,162	100,696	100,071

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Six months ended
	June 30,
	2014	2013

Net earnings	$304,587	$236,267
Non-cash items:
Depreciation	20,089	18,742
Amortization	77,495	71,794
Stock-based compensation expense	30,013	26,284
Income taxes	(42,664)	(17,925)
Changes in assets and liabilities:
Receivables	(19,675)	(1,847)
Inventory	(6,515)	(10,362)
Accounts payable	(2,871)	1,012
Accrued liabilities	(4,045)	(10,103)
Other, net	(3,284)	(2,855)
Cash provided by operating activities	353,130	311,007

Business acquisitions, net of cash acquired	(2,726)	(1,007,513)
Capital expenditures	(20,560)	(21,889)
Other, net	526	1,314
Cash used by investing activities	(22,760)	(1,028,088)

Principal debt borrowings	-	800,000
Principal debt payments	(561)	(1,671)
Revolver payments, net	(220,000)	(58,000)
Debt issuance costs	-	(7,517)
Dividends	(39,821)	(16,338)
Excess tax benefit from share-based payment	12,058	5,654
Proceeds from stock-based compensation, net	21,686	10,998
Premium on convertible debt conversions	(1,518)	(4,040)
Other, net	1,811	1,826
Cash provided by/(used by) financing activities	(226,345)	730,912

Effect of exchange rate changes on cash	1,537	(9,850)

Net increase in cash and equivalents	105,562	3,981
Cash and equivalents, beginning of period	459,720	370,590

Cash and equivalents, end of period	$565,282	$374,571

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended June 30,				Six months ended June 30,
	2014		2013		2014		2013
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Industrial Technology	$204,814		$197,543		$401,815		$379,782
Energy Systems & Controls	165,868		155,331		321,039		300,973
Medical & Scientific Imaging	268,891		207,957		525,090		408,401
RF Technology	245,602		223,179		471,283		431,989
Total	$885,175		$784,010		$1,719,227		$1,521,145

Gross profit:
Industrial Technology	$103,982	50.8%	$101,844	51.6%	$202,452	50.4%	$195,155	51.4%
Energy Systems & Controls	95,857	57.8%	87,421	56.3%	181,822	56.6%	168,327	55.9%
Medical & Scientific Imaging	194,756	72.4%	138,416	66.6%	379,606	72.3%	273,285	66.9%
RF Technology	128,587	52.4%	117,826	52.8%	248,238	52.7%	230,316	53.3%
Total	$523,182	59.1%	$445,507	56.8%	$1,012,118	58.9%	$867,083	57.0%

Operating profit*:
Industrial Technology	$60,438	29.5%	$50,580	25.6%	$116,494	29.0%	$103,525	27.3%
Energy Systems & Controls	44,786	27.0%	41,634	26.8%	81,811	25.5%	77,356	25.7%
Medical & Scientific Imaging	94,381	35.1%	47,537	22.9%	184,152	35.1%	107,465	26.3%
RF Technology	71,272	29.0%	60,729	27.2%	133,832	28.4%	117,359	27.2%
Total	$270,877	30.6%	$200,480	25.6%	$516,289	30.0%	$405,705	26.7%

Net Orders:
Industrial Technology	$200,248		$204,506		$405,129		$384,313
Energy Systems & Controls	166,041		159,955		316,934		317,492
Medical & Scientific Imaging	271,800		210,233		528,140		426,353
RF Technology	235,828		241,817		470,173		481,935
Total	$873,917		$816,511		$1,720,376		$1,610,093

* Operating profit is before unallocated corporate general and administrative expenses. These expenses were $24,211 and $20,734 for the three months ended June 30, 2014 and 2013, respectively and
$46,223 and $40,782 for the six months ended June 30, 2014 and 2013, respectively.